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                                                                EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353, 333-79639 and 333-72786 of Investors Financial Services
Corp. (the "Company") on Form S-8 and in Registration Statement No. 333-76885 of the Company on Form S-3 of our report dated February 20, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards Board ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, in 2001, the adoption of SFAS No. 142, Goodwill and Intangible Assets, in 2002 and the adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) 51," in 2003).

We also consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353, 333-79639 and 333-72786 of the Company on Form S-8
and in Registration Statement No. 333-76885 of the Company on Form S-3 of our report on management's assertion that Investors Bank & Trust Company maintained effective internal control over financial reporting, including safeguarding of assets, dated February 20, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.


Boston, Massachusetts

February 20, 2004